UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
Filed pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2005
PRENTISS PROPERTIES TRUST
(Exact name of registrant as specified in its charter)

MARYLAND	1-14516	75-2661588
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	file number)	Identification Number)
3890 West Northwest Hwy, Suite 400, Dallas, Texas 75220
(Address of principal executive offices)
(214) 654-0886
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
     On February 14, 2005, through our subsidiary Prentiss Office Investors, L.P., which is owned 51% by our operating partnership and its affiliates and 49% by Stichting Pensioenfonds ABP, we completed the acquisition of a two building office complex (“President’s Plaza”) with 197,000 net rentable square feet located in Herndon, Virginia. President’s Plaza was purchased from an unrelated third party for approximately $51.8 million, including transaction costs. Each partner contributed their pro rata share of the purchase price to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility.
     On May 2, 2005, using proceeds from our revolving credit facility, our operating partnership completed a transaction in which we acquired for $103.2 million, including transaction costs, the remaining 75% interest in the properties owned by Tysons International Partners, a joint venture that prior to the transaction was owned 25% by our operating partnership and 75% by an unrelated third party. The joint venture, through its two wholly-owned subsidiaries (“subsidiaries”) owned two office properties totaling approximately 456,000 net rentable square feet in Tyson’s Corner, Virginia. Pursuant to the purchase agreement, our operating partnership acquired from Tysons International Partners 100% of the subsidiaries thereby giving us 100% ownership of the two office properties (“Tysons International Properties”). Tysons International Partners distributed the proceeds from the sale and immediately thereafter redeemed the 75% partner’s interest in the joint venture. As a result of the redemption, Tysons International Partners terminated as a joint venture.
     On July 14, 2005, through our subsidiary Prentiss Office Investors, L.P., which is owned 51% by our operating partnership and its affiliates and 49% by Stichting Pensioenfonds ABP, we acquired, from an unrelated third party, an office building (“1333 Broadway”) with approximately 238,000 net rentable square feet. 1333 Broadway is located in the City Center submarket of the Oakland, California CBD and was acquired for gross proceeds of $40.0 million, including transaction costs. Each partner contributed their pro rata share of the cash purchase price to Prentiss Office Investors, L.P. for the acquisition. Amounts contributed from the operating partnership were funded with proceeds from our revolving credit facility. As a part of the transaction, the venture assumed a $25 million non-recourse mortgage with a 5.175% interest rate that amortizes on a 30-year amortization schedule and has a maturity date of June 1, 2010.
     On August 12, 2005, we completed the acquisition of a 350,000 net rentable square foot class “A” two building office complex (“Concord Airport Plaza Properties”) located in Concord, California. The Concord Airport Plaza Properties were purchased from an unrelated third party for approximately $69.5 million, including transaction costs. The purchase price was funded primarily with the issuance of 547,262 operating partnership units, the assumption of a non-recourse mortgage loan with a 7.2% interest rate valued at $43.4 million that has a January 1, 2012 maturity date and borrowings under our revolving credit facility.
     On October 18, 2005, we completed the acquisition of a 300,000 net rentable square foot class “A” two building office complex (“Smith-Gill Cooperative Campus”) located in Herndon, Virginia. The Smith-Gill Cooperative Campus properties were purchased from an unrelated third party for approximately $79.8 million which was funded with borrowings under our revolving credit facility.
     The acquisitions of (i) President’s Plaza; (ii) Tysons International Properties; (iii) 1333 Broadway; (iv) the Concord Airport Plaza Properties; and (v) the Smith-Gill Cooperative Campus do not individually constitute acquisitions of a significant amount of assets.
     Pursuant to the requirements of Rule 3-14 of Regulation S-X, this Current Report on Form 8-K/A includes a Statement of Revenues and Certain Expenses related to the acquisition of Tysons International Properties for the three months ended March 31, 2005 and for the year ended December 31, 2004, and the acquisition of Concord Airport Plaza Properties for the six months ended June 30, 2005 and for the year ended December 31, 2004, by Prentiss Properties Trust. The report also includes pro forma financial data for Prentiss Properties Trust which includes certain of the acquisitions described above completed by us since January 1, 2005. Because changes will likely occur in occupancy, rents and expenses experienced by Prentiss Properties Trust and the acquired properties the historical financial statements and pro forma financial data presented should not be considered as a projection of future results.

FORWARD LOOKING STATEMENTS
THIS FORM 8-K/A CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON PRENTISS PROPERTIES TRUST’S CURRENT BELIEFS AND EXPECTATIONS, BUT THEY ARE NOT GUARANTEED. A DETAILED DISCUSSION OF RISKS WHICH MAY IMPACT THESE FORWARD LOOKING STATEMENTS IS INCLUDED, UNDER THE CAPTION “RISK FACTORS,” IN OUR FORM 10-K, FILED ON MARCH 15, 2005. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
Item 9.01. Financial Statements, and Exhibits.
(A) Financial Statements
     Combined statements of revenues and certain expenses of Tysons International Properties for the year ended December 31, 2004 and the three month period ended March 31, 2005 are presented as prescribed by Rule 3-14 of Regulation S-X.
     Statements of revenues and certain expenses of the Concord Airport Plaza Properties for the year ended December 31, 2004 and the six month period ended June 30, 2005 are presented as prescribed by Rule 3-14 of Regulation S-X.
(B) Pro Forma Financial Information
     Prentiss Properties Trust Pro Forma Consolidated Balance Sheet as of June 30, 2005 and Pro Forma Consolidated Statements of Income for the year ended December 31, 2004 and six month period ended June 30, 2005.
(C) Exhibits
     23.1 Consent of PricewaterhouseCoopers LLP Independent Registered Public Accounting Firm

INDEX TO FINANCIAL STATEMENTS
The following represents certain of the properties acquired by the Company during 2005:

Page
Number
Financial Statements:

Tysons International Properties
Report of Independent Auditors	5
Combined Statements of Revenues and Certain Expenses for the Year Ended December 31, 2004 and the Three Month Period Ended March 31, 2005	6
Notes to Statements of Revenues and Certain Expenses	7
Concord Airport Plaza Properties
Report of Independent Auditors	10
Statements of Revenues and Certain Expenses for the Year Ended December 31, 2004 and the Six Month Period Ended June 30, 2005	11
Notes to Statements of Revenues and Certain Expenses	12

Pro Forma Financial Information (Unaudited):

Prentiss Properties Trust Pro Forma Consolidated Balance Sheet as of June 30, 2005	15
Prentiss Properties Trust Pro Forma Consolidated Statement of Income for the Year Ended December 31, 2004	17
Prentiss Properties Trust Pro Forma Consolidated Statement of Income for the Six Month Period Ended June 30, 2004	19
Notes to Pro Forma Financial Statements	21

Report of Independent Auditors
To the Board of Trustees and Shareholders of
Prentiss Properties Trust:
We have audited the accompanying Combined Statement of Revenues and Certain Expenses of the Tysons International Properties (the “Properties”) for the year ended December 31, 2004. This Statement is the responsibility of Prentiss Properties Trust’s management. Our responsibility is to express an opinion on this Statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a current report on Form 8-K/A of Prentiss Properties Trust) as described in Note 1 and is not intended to be a complete presentation of the Properties revenues and expenses.
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP
October 4, 2005
Dallas, Texas

Tysons International Properties
Combined Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Three Month Period Ended March 31, 2005

		Three Month
	Year Ended	Period Ended
	December 31,	March 31, 2005
	2004	(Unaudited)
Revenues:
Rental income	$11,208,510	$2,862,448
Other income	769,652	244,293

Total revenues	$11,978,162	$3,106,741

Expenses:
Maintenance and service contracts	1,108,540	203,535
Utilities	849,934	246,387
Management fees	362,949	105,593
Administrative	918,584	177,939
Property taxes	981,726	333,494
Insurance	62,557	17,086

Total expenses	4,284,290	1,084,034

Revenues in excess of certain expenses	$7,693,872	$2,022,707

The accompanying notes are an integral part of these financial statements.

Tysons International Properties
Notes to the Combined Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Three Month Period Ended March 31, 2005
1.	Basis of Presentation and Summary of Significant Accounting Policies

On May 2, 2005, Prentiss Properties Trust (the “Company”), through its majority owned operating partnership, Prentiss Properties Acquisition Partners, L.P. (the “Partnership”), completed a transaction in which it effectively acquired for $103.2 million, the remaining 75% interest in Tysons International Partners, a joint venture that prior to the transaction was owned 25% by the Partnership and 75% by an unrelated third party. The joint venture, through its two wholly owned subsidiaries (“subsidiaries”) owned two office properties, 1676 International Drive and 8260 Greensboro Drive, (the “Properties”) totaling approximately 456,000 net rentable square feet in Tyson’s Corner, Virginia. Pursuant to the purchase agreement, the Partnership acquired from Tysons International Partners 100% of the subsidiaries, thereby giving the Partnership 100% ownership of the two office properties. The Combined Statements of Revenues and Certain Expenses present the combined operations of the Properties for the year ended December 31, 2004 and the three month period ended March 31, 2005.

The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K/A of the Company. The statements are not intended to be a complete presentation of the combined revenues and expenses of the Properties for the year ended December 31, 2004 and three month period ended March 31, 2005 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Properties have been excluded. The Company is not aware of any material factors related to the Properties not otherwise disclosed that would cause the reported financial information not to be necessarily indicative of future operating results.

Revenue Recognition

The tenant lease is accounted for as an operating lease and accordingly, rental income is recognized on a straight-line basis over the term of the lease. Other income consists of recoveries of certain operating expenses, parking and other income. Additional rents from recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred. Rental income of $142,401 and $18,955 was recognized as a result of straight-lining rents during the year ended December 31, 2004 and the three month period ended March 31, 2005, respectively.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

Tysons International Properties
Notes to the Combined Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Three Month Period Ended March 31, 2005
2.	Leases

The minimum future rentals of the tenant leases based on the noncancelable operating lease held as of December 31, 2004 are as follows:

2005	$10,719,957
2006	9,941,972
2007	9,604,080
2008	9,435,913
2009	7,878,547
Thereafter	31,944,530

Total	$79,524,999

3.	Major Tenants

One tenant, Bearingpoint, Inc., accounted for greater than 60%, or $6.5 million, of minimum rent in 2004 and occupied 52% of available space in the Properties. Bearingpoint, Inc.’s lease terminates on September 14, 2014.

The minimum future rental of the Bearingpoint, Inc. lease is based on the noncancelable operating lease held as of December 31, 2004 are as follows:

2005	$6,439,473
2006	6,021,421
2007	6,107,400
2008	6,194,619
2009	6,284,129
Thereafter	30,810,491

Total	$61,857,533

4.	Related Parties

During the periods presented, the Properties were managed by an affiliate of the Company. Management fees, based on cash receipts for rent and operating cost recoveries, are calculated at 2.50% and 3.50% for 1676 International Drive and 8260 Greensboro Drive, respectively. Management fees were $299,421 and $89,387 during the year ended December 31, 2004 and the three month period ended March 31, 2005, respectively.

An annual asset management fee, paid at a flat rate of $5,294 and $5,402 per month for 2004 and 2005, respectively, was paid to FFI Tysons Partners, L.P., who held a 75% interest in the Partnership. Asset management fees were $63,528 and $16,206 during the year ended December 31, 2004 and the three month period ended March 31, 2005, respectively.

5.	Combined Statement of Revenues and Certain Expenses for the Three Month Period Ended March 31, 2005.

The combined statement of revenues and certain expenses for the three month period ended March 31, 2005 is unaudited. In the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year for the operation of the Properties.

Report of Independent Auditors
To the Board of Trustees and Shareholders of
Prentiss Properties Trust:
We have audited the accompanying Statement of Revenues and Certain Expenses of Concord Airport Plaza Properties (the “Properties”) for the year ended December 31, 2004. This Statement is the responsibility of Prentiss Property Trust’s management. Our responsibility is to express an opinion on this Statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in a current report on Form 8-K/A of Prentiss Properties Trust) as described in Note 1 and is not intended to be a complete presentation of the Properties’ revenues and expenses.
In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and certain expenses described in Note 1 of the Properties for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.
/s/ PricewaterhouseCoopers LLP
October 14, 2004
Dallas, Texas

Concord Airport Plaza Properties
Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Six Month Period Ended June 30, 2005

		Six Month
	Year Ended	Period Ended
	December 31,	June 30, 2005
	2004	(Unaudited)
Revenues:
Rental income	$7,238,515	$3,647,453
Reimbursement and other income	1,709,782	908,571

Total revenues	$8,948,297	$4,556,024

Expenses:
Maintenance and service contracts	1,756,788	673,233
Utilities	499,699	216,913
Management fees	232,339	106,735
Administrative	44,197	29,477
Property taxes	580,865	299,361
Insurance	230,159	109,779

Total expenses	3,344,047	1,435,498

Revenues in excess of certain expenses	$5,604,250	$3,120,526

The accompanying notes are an integral part of these financial statements.

Concord Airport Plaza Properties
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Six Month Period Ended June 30, 2005
1.	Basis of Presentation and Summary of Significant Accounting Policies

On August 12, 2005, Prentiss Properties Trust (the “Company”), through its majority owned operating partnership, Prentiss Properties Acquisitions Partners, L.P. (the “Partnership”), acquired from an unrelated party all of the partnership interests in Concord Airport Plaza Associates, L.P. (“CAPA”), a California limited partnership. CAPA owns a two building office complex containing approximately 350,256 net rentable square feet known as 1200 and 1220 Concord Avenue in Concord, California (the “Properties”). CAPA was acquired for gross proceeds of approximately $69.5 million, including an assumption of $3.55 million of current obligations and the assumption of an existing mortgage loan valued at $43.4 million. The Statements of Revenue and Certain Expenses present the operations of the Properties for the year ended December 31, 2004 and the six month period ended June 30, 2005.

The accompanying statements have been prepared on the accrual basis of accounting. The statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and for inclusion in a current report on Form 8-K/A of the Company. The statements are not intended to be a complete presentation of the revenues and expenses of the Properties for the year ended December 31, 2004 and the six month period ended June 30, 2005 as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Properties have been excluded. The Company is not aware of any material factors related to the Property not otherwise disclosed that would cause the reported financial information not to be necessarily indicative of future operating results.

Revenue Recognition

The tenant leases are accounted for as operating leases and accordingly, rental income is recognized on a straight-line basis over the term of the lease. Reimbursement and other income consists of recoveries of certain operating expenses, parking and other income. Income from recoveries of certain operating expenses are recognized as revenues in the period the applicable costs are incurred.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results may differ from those estimates.

Concord Airport Plaza Properties
Notes to the Statements of Revenues and Certain Expenses
For the Year Ended December 31, 2004 and
The Six Month Period Ended June 30, 2005
2.	Leases

The minimum future rentals of the tenant leases based on the noncancelable operating leases held as of December 31, 2004, excluding the renewals disclosed in notes 3 and 4, are as follows:

2005	$4,397,833
2006	316,819
2007	241,640
2008	86,543
2009	88,261
Thereafter	65,751

Total	$5,196,847

3.	Major Tenants

One tenant, Wells Fargo Bank, N.A., accounted for approximately 94% and 93%, of rental income during the year ended December 31, 2004 and the six month period ended June 30, 2005, respectively, totaling approximately $6.8 million and $3.4 million. Wells Fargo Bank, N.A., through multiple leases expiring July 31, 2005, occupied approximately 94% of the Properties’ net rentable square feet.

On February 17, 2005, Wells Fargo Bank, N.A. executed new leases for the same occupied space. These leases commence August 1, 2005 and terminate July 31, 2010. Future minimum rent payments for the new lease will total approximately $2.7 million during the five months ending December 31, 2005 and approximately $6.6 million on an annual basis thereafter through July 31, 2010. Each lease contains six consecutive five-year extension options at the then fair market rental rates.

The minimum future rentals of the tenant leases based on the noncancelable operating leases held as of December 31, 2004, including all leases renewed through July 31, 2005 as disclosed herein and in note 4, are as follows:

2005	$7,156,133
2006	7,077,409
2007	7,040,387
2008	6,889,769
2009	6,896,116
Thereafter	4,236,873

Total	$39,296,687

4.	Related Party Transactions

During the periods presented the Properties were managed by Reynolds and Brown, an affiliate of CAPA. Management Fees, based on cash receipts for rent and operating cost recoveries, are calculated at 3.00% and 2.58% for 1200 Concord and 1220 Concord, respectively. Management fees of $232,399 and $106,735 were incurred during the year ended December 31, 2004 and the six month period ended June 30, 2005, respectively.

Reynolds and Brown, an affiliate of CAPA, leases approximately 7,500 square feet in the Properties under leases expiring July 31, 2005. The lease was renewed for approximately 6,800 square feet for a period of 72 months expiring July 31, 2011. Rental revenues from these leases totaled $164,049 and $83,976 during the year ended December 31, 2004 and the six month period ended June 30, 2005, respectively.

5.	Statement of Revenues and Certain Expenses for the Six Month Period Ended June 30, 2005.

The statement of revenues and certain expenses for the six month period ended June 30, 2005 is unaudited. In the opinion of management of the Company, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The results of operations for the interim period are not necessarily indicative of the results to be expected for a full year for the operation of the Properties.

PRENTISS PROPERTIES TRUST
PRO FORMA CONSOLIDATED BALANCE SHEET
June 30, 2005
(unaudited)
(dollars in thousands)
     The following unaudited pro forma consolidated balance sheet is presented as if certain acquisitions that occurred subsequent to June 30, 2005, which included the acquisitions of (i) 1333 Broadway and (ii) the Concord Airport Plaza Properties, had been consummated on June 30, 2005. The pro forma excludes the Smith-Gill Cooperative Campus that was acquired on October 18, 2005. This pro forma consolidated balance sheet should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2004 included in our Form 10-K, filed on March 15, 2005, our historical consolidated financial statements and notes thereto for the six months ended June 30, 2005 included in our Form 10-Q, filed on August 4, 2005, and the pro forma consolidated statements of income of the Company for the year ended December 31, 2004 and six month period ended June 30, 2005 included elsewhere in this Form 8-K/A.
     The pro forma consolidated balance sheet is not necessarily indicative of what the actual financial position would have been had the Company completed the transactions described above on June 30, 2005, nor does it purport to represent the future financial position of the Company.

				(Unaudited)
				Prentiss
	(Unaudited)	(Unaudited)		Properties
	Prentiss Properties	Pro Forma		Trust
	Trust	Adjustments		Pro Forma
		1333 Broadway
	June 30,	and Concord Airport		June 30,
	2005	Plaza Properties		2005
ASSETS
Operating real estate:
Land	$369,160	$18,422	(A)	$387,582
Buildings and improvements	1,915,883	74,489	(A)	1,990,372
Less: accumulated depreciation	(257,923)	—		(257,923)

	2,027,120	92,911		2,120,031
Construction in progress	34,955	—		34,955
Land held for development	61,948	—		61,948
Deferred charges and other assets, net	287,405	18,154	(A)	305,559
Notes receivable	1,000	—		1,000
Accounts receivable, net	61,272	—		61,272
Cash and cash equivalents	10,570	—		10,570
Escrowed cash	8,830	—		8,830
Investments in securities and insurance contracts	5,014	—		5,014
Investments in unconsolidated joint ventures and subsidiaries	6,842	—		6,842
Interest rate hedges	3,286	—		3,286

Total assets	$2,508,242	$111,065		$2,619,307

LIABILITIES AND SHAREHOLDERS’ EQUITY

Mortgages and notes payable	$1,393,100	$80,929	(B)	$1,474,029
Interest rate hedges	1,254	—		1,254
Accounts payable and other liabilities	100,395	1,581	(A)	101,976
Distributions payable	28,224	—		28,224

Total liabilities	1,522,973	82,510		1,605,483

Minority interest in operating partnership	23,425	21,179	(C)	44,604

Minority interest in real estate partnerships	44,905	7,376	(C)	52,281

Commitments and contingencies

Preferred shares	100,000	—		100,000
Common shares	484	—		484
Additional paid-in capital	1,026,708	—		1,026,708
Common shares in treasury	(82,379)	—		(82,379)
Unearned compensation	(5,700)	—		(5,700)
Accumulated other comprehensive income	2,599	—		2,599
Distributions in excess of earnings	(124,773)	—		(124,773)

Total shareholders’ equity	916,939	—		916,939

Total liabilities and shareholders’ equity	$2,508,242	$111,065		$2,619,307

The accompanying notes are an integral part of this financial statement.

PRENTISS PROPERTIES TRUST
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Year Ended December 31, 2004
(unaudited)
(dollars in thousands, except share and per share data)
     The following unaudited pro forma consolidated statement of income is presented as if the acquisition of certain properties acquired between January 1, 2005 and the filing date of this form 8-K/A, which included the acquisitions of (i) President’s Plaza; (ii) Tysons International Properties; (iii) 1333 Broadway; and (iv) the Concord Airport Plaza Properties (collectively the “Acquired Properties”), had occurred on January 1, 2004. The Acquired Properties exclude the Smith–Gill Cooperative Campus that was purchased on October 18, 2005.
     This pro forma consolidated statement of income should be read in conjunction with our historical consolidated financial statements and notes thereto for the year ended December 31, 2004 included in our Form 10-K, filed on March 15, 2005 and the pro forma consolidated balance sheet at June 30, 2005 and the pro forma consolidated statement of income of the Company for the six month period ended June 30, 2005 included elsewhere in this Form 8-K/A.
     The pro forma consolidated statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred as of January 1, 2004 nor does it purport to represent the operations of the Company for future periods.

					(Unaudited)
					Prentiss
	Prentiss				Properties
	Properties				Trust Pro
	Trust				Forma Year
	Year Ended	(Unaudited)	(Unaudited)		Ended
	Dec 31,	Acquired	Pro Forma		Dec 31,
	2004 (A)	Properties (B)	Adjustments		2004
Revenues:

Rental income	$356,825	$31,102	$1,318	(C)	$389,245
Service business and other income	13,909	—	—		13,909

	370,734	31,102	1,318		403,154

Operating expenses:
Property operating and maintenance	91,681	9,897	(911	) (D)	100,667
Real estate taxes	39,406	2,415	—		41,821
General and administrative and personnel costs	11,803	—	—		11,803
Expenses of service business	9,998	—	—		9,998
Depreciation and amortization	92,315	—	12,816	(E)	105,131

	245,203	12,312	11,905		269,420

Other expenses:

Interest expense	68,037	—	11,119	(F)	79,156
Amortization of deferred financing costs	2,343	—	—		2,343

	70,380	—	11,119		81,499

Income from continuing operations before equity in income of unconsolidated joint ventures and unconsolidated subsidiaries, loss on investment in securities, loss from impairment of mortgage loan and minority interests	55,151	18,790	(21,706)		52,235
Equity in income of unconsolidated joint ventures and unconsolidated subsidiaries	2,429	—	100	(G)	2,529
Loss on investment in securities	(420)	—	—		(420)
Loss from impairment of mortgage loan	(2,900)	—	—		(2,900)
Gain on sale of land and interest in real estate	1,222	—	—		1,222
Minority interests	(2,744)	—	(376	) (H)	(3,120)

Income from continuing operations	52,738	18,790	(21,982)		49,546
Preferred dividends	(10,052)	—	—		(10,052)

Income applicable to common shareholders from continuing operations	$42,686	$18,790	$(21,982)		$39,494

Basic earnings per common share:

Income from continuing operations applicable to common shareholders	$0.96				$0.89

Weighted average number of common shares outstanding — basic	44,330				44,330

Diluted earnings per common share:

Income from continuing operations applicable to common shareholders	$0.96				$0.89

Weighted average number of common shares and common share equivalents outstanding — diluted	44,529				44,529

The accompanying notes are an integral part of this financial statement.

PRENTISS PROPERTIES TRUST
PRO FORMA CONSOLIDATED STATEMENT OF INCOME
For the Six Months Ended June 30, 2005
(unaudited)
(dollars in thousands, except share and per share data)
     The following unaudited pro forma consolidated statement of income is presented as if the acquisition of certain properties acquired between January 1, 2005 and the filing date of this form 8-K/A, which included the acquisitions of (i) President’s Plaza; (ii) Tysons International Properties; (iii) 1333 Broadway; and (iv) the Concord Airport Plaza Properties (collectively the “Acquired Properties”), had occurred on January 1, 2004. The Acquired Properties exclude the Smith-Gill Cooperative Campus that was purchased on October 18, 2005.
     This pro forma consolidated statement of income should be read in conjunction with our historical consolidated financial statements and notes thereto as filed in our Form 10-Q for the quarter ended June 30, 2005 and the pro forma consolidated balance sheet at June 30, 2005 and the pro forma consolidated statement of income of the Company for the year ended December 31, 2004 included elsewhere in this Form 8-K/A.
     The pro forma consolidated statement of income is not necessarily indicative of what actual results would have been had the previously described transactions actually occurred as of January 1, 2004 nor does it purport to represent the operations of the Company for future periods.

					(Unaudited)
	(Unaudited)				Prentiss
	Prentiss				Properties
	Properties				Trust
	Trust				Pro Forma
	Six Months				Six Months
	Ended	(Unaudited)	(Unaudited)		Ended
	June 30,	Acquired	Pro Forma		June 30,
	2005 (A)	Properties (B)	Adjustments		2005
Revenues:

Rental income	$191,746	$12,161	$41	(C)	$203,948
Service business and other income	6,556				6,556

	198,302	12,161	41		210,504

Operating expenses:

Property operating and maintenance	51,275	3,669	(384	) (D)	54,560
Real estate taxes	21,715	1,038	—		22,753
General and administrative and personnel costs	6,572	—	—		6,572
Expenses of service business	5,547	—	—		5,547
Depreciation and amortization	50,782	—	4,585	(E)	55,367

	135,891	4,707	4,201		144,799

Other expenses:

Interest expense	37,595	—	4,133	(F)	41,728
Amortization of deferred financing costs	1,290	—	—		1,290

	38,885	—	4,133		43,018

Income from continuing operations before equity in loss of unconsolidated joint ventures and subsidiaries, loss from impairment of mortgage loan and minority interests	23,526	7,454	(8,293)		22,687
Equity in loss of unconsolidated joint ventures and subsidiaries	(845)	—	2,216	(G)	1,371
Loss from impairment of mortgage loan	(500)	—	—		(500)
Minority interests	(677)	—	61	(H)	(616)

Income from continuing operations	21,504	7,454	(6,016)		22,942
Preferred dividends	(4,226)		—		(4,226)

Income applicable to common shareholders from continuing operations	$17,278	$7,454	$(6,016)		$18,716

Basic earnings per common share:

Income from continuing operations applicable to common shareholders	$0.39				$0.42

Weighted average number of common shares outstanding — basic	44,893				44,893

Diluted earnings per common share:

Income from continuing operations applicable to common shareholders	$0.38				$0.41

Weighted average number of common shares and common share equivalents outstanding — diluted	45,116				45,116

The accompanying notes are an integral part of this financial statement.

NOTES TO PRO FORMA FINANCIAL STATEMENTS
BASIS OF PRESENTATION
     Prentiss Properties Trust is a real estate company organized as a Maryland Real Estate Investment Trust. The Company acquires, owns, manages, leases, develops, and builds primarily office properties throughout the United States.
     The unaudited pro forma consolidated balance sheet is presented as if certain acquisitions that occurred subsequent to June 30, 2005, which included the acquisitions of (i) 1333 Broadway and (ii) the Concord Airport Plaza Properties, had been consummated on June 30, 2005. The pro forma excludes the Smith-Gill Cooperative Campus that was acquired on October 18, 2005.
     The unaudited pro forma consolidated statement of income for the year and six months ended December 31, 2004 and June 30, 2005, respectively, are presented as if the acquisition of certain properties, which include (i) the President’s Plaza Office Properties; (ii) the Tysons International Properties; (iii) 1333 Broadway; and (iv) the Concord Airport Plaza Properties, acquired between January 1, 2005 and the filing date of this form 8-K/A, had occurred on January 1, 2004. The pro forma excludes the Smith-Gill Cooperative Campus that was acquired October 18, 2005.
1. ADJUSTMENTS TO PRO FORMA CONSOLIDATED BALANCE SHEET

(A)	Reflects the acquisition of 1333 Broadway and the Concord Airport Plaza Properties by the Company for $40.0 million and $69.5 million, respectively, subsequent to June 30, 2005. The Company allocated its purchase price to the assets and liabilities below and estimated the remaining useful lives of its tangible and intangible assets as follows:

	Allocation
		Concord Airport		Estimated Useful
Description	1333 Broadway	Plaza Properties	Total	Lives

Land	$4,359	$14,063	$18,422	—

Building	28,019	46,470	74,489	40 years

Above market leases, net	(1,581)	58	(1,523)	1 – 9 years

Tenant improvements, leasing commissions & legal fees	3,772	3,938	7,710	1 – 9 years
In-place leases/ customer relationships	5,458	4,928	10,386	1 – 9 years

	$40,027	$69,457	$109,484

The Company allocated the purchase price to the above tangible and identified intangible assets based on their fair values in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations.” For further explanation of how we allocate purchase price, refer to the accounting policy disclosures included in our consolidated financial statements and notes thereto for the year ended December 31, 2004 included in our Form 10-K, filed on March 15, 2005.

(B)	The following reflects the borrowings incurred to fund the acquisition of 1333 Broadway and the Concord Airport Plaza Properties as well as the debt assumed in the acquisitions.

	Allocation
		Concord Airport
Description	1333 Broadway	Plaza Properties	Total

Mortgage notes payable assumed in acquisition	$24,974	$43,366	$68,340

Borrowings under revolving credit facility	7,677	4,912	12,589

	$32,651	$48,278	$80,929

(C)	Reflects the contribution received from the minority interest holders for their 49% interest in the acquisition of 1333 Broadway of $7.4 million and the operating partnership units issued in the acquisition of the Concord Airport Plaza Properties valued at $21.2 million.
2. ADJUSTMENTS TO PRO FORMA CONSOLIDATED STATEMENT OF INCOME FOR THE YEAR ENDED DECEMBER 31, 2004

(A)	Reflects the historical operations of the Company for the year ended December 31, 2004.

(B)	Reflects the combined historical revenues and certain expenses of the Acquired Properties for the year ended December 31, 2004, as follows.

		(Unaudited)
	(Unaudited)	Tysons	(Unaudited)	(Unaudited)
	President’s	International	1333	Concord Airport
	Plaza	Properties	Broadway	Plaza Properties	Total

Revenues:
Rental income	$4,216	$11,978	$5,960	$8,948	$31,102
Service business and other income	—	—	—	—	—

	4,216	11,978	5,960	8,948	31,102

Operating expenses:
Property operating and maintenance	1,021	3,302	2,811	2,763	9,897
Real estate taxes	393	982	459	581	2,415
General and administrative and personnel costs	—	—	—	—	—
Expense of service business	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—

	1,414	4,284	3,270	3,344	12,312

Revenues in excess of certain expenses	$2,802	$7,694	$2,690	$5,604	$18,790

(C)	Reflects the adjustment necessary to record rental income for in-place leases on a straight-line basis beginning January 1, 2004 and the amortization of the above and below market lease values from the Acquired Properties over the remaining noncancelable term of the leases ranging from 1 to 9 years.

(D)	Reflects adjustments to exclude historical property management fees as the Acquired Properties will be managed by an affiliate of the Company.

(E)	The following reflects the depreciation and amortization related to the Acquired Properties. Purchase price allocated to buildings and improvements is amortized over their estimated useful lives of 40 years. Purchase price allocated to other real estate assets is amortized over the estimated useful lives ranging from 1 to 9 years.

	(Unaudited)
(Unaudited)	Tysons	(Unaudited)	(Unaudited)
President’s	International	1333	Concord Airport
Plaza	Properties	Broadway	Plaza Properties	Total

$2,223	$5,382	$2,396	$2,815	$12,816

(F)	The following reflects the additional interest costs for the year ended December 31, 2004 that would have been incurred by the Company had the properties been acquired on January 1, 2004.

	(Unaudited)
(Unaudited)	Tysons	(Unaudited)	(Unaudited)
President’s	International	1333	Concord Airport
Plaza	Properties	Broadway	Plaza Properties	Total

$1,272	$5,675	$1,660	$2,512	$11,119

Interest costs from additional borrowings under our revolving credit facility are based on 30-day LIBOR of 3.84% plus 95 basis points. Each 1/8th of 1% increase in the annual interest rate of the revolving credit facility will increase interest expense of these borrowings by approximately $196(000’s).

(G)	Reflects the equity in income of Tysons International Properties before the acquisition.

(H)	Reflects the 49% minority interest in pro forma net income of the President’s Plaza and 1333 Broadway. Also reflects the adjustment to minority interest due to holders of operating partnership units based on the pro forma net income change and the additional operating partnerships units issued in the Concord Airport Plaza Properties acquisition.

3.	ADJUSTMENTS TO PRO FORMA CONSOLIDATING STATEMENT OF INCOME FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2005

(A)	Reflects the historical operations of the Company for the six month period ended June 30, 2005.

(B)	Reflects the combined historical revenues and certain expenses of the Acquired Properties for the six month period ended June 30, 2005 and portion thereof prior to our acquisition as follows.

		(Unaudited)
	(Unaudited)	Tysons	(Unaudited)	(Unaudited)
	President’s	International	1333	Concord Airport
	Plaza	Office Property	Broadway	Plaza Properties	Total

Revenues:
Rental income	$580	$4,211	$2,814	$4,556	$12,161
Service business and other income	—	—	—	—	—

	580	4,211	2,814	4,556	12,161

Operating expenses:
Property operating and maintenance	141	1,017	1,375	1,136	3,669

Real estate taxes	58	452	229	299	1,038
General and administrative and personnel costs	—	—	—	—	—

Expense of service business	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—

	199	1,469	1,604	1,435	4,707

Revenues in excess of certain expenses	$381	$2,742	$1,210	$3,121	$7,454

(C)	Reflects the adjustment necessary to record rental income for in-place leases on a straight-line basis beginning January 1, 2004 and amortization of the above and below market lease values from the Acquired Properties over the remaining noncancelable term of the leases ranging from 1 to 9 years.

(D)	Reflects adjustments to exclude historical property management fees (through the dates of acquisition) as the Acquired Properties will be managed by an affiliate of the Company.

(E)	Reflects depreciation and amortization related to the Acquired Properties. Purchase price allocated to buildings and improvements is amortized over their estimated useful lives of 40 years. Purchase price allocated to other real estate assets is amortized over the estimated useful lives ranging from 1 to 9 years.

	(Unaudited)
(Unaudited)	Tysons	(Unaudited)	(Unaudited)
President’s	International	1333	Concord Airport
Plaza	Properties	Broadway	Plaza Properties	Total

$185	$1,794	$1,198	$1,408	$4,585

(F)	Reflects the additional interest costs for the six month period ended June 30, 2005 that would have been incurred by the Company had the properties been acquired on January 1, 2004.

	(Unaudited)
(Unaudited)	Tysons	(Unaudited)	(Unaudited)
President’s	International	1333	Concord Airport
Plaza	Properties	Broadway	Plaza Properties	Total

$155	$1,892	$830	$1,256	$4,133

Interest costs from additional borrowings under our revolving credit facility are based on 30-day LIBOR of 3.84% plus 95 basis points. Each 1/8th of 1% increase in the annual interest rate of the revolving credit facility will increase interest expense of these borrowings by approximately $61(000’s).

(G)	Reflects the equity in income of Tysons International Properties before the acquisition.

(H)	Reflects the 49% minority interest in pro forma net income of President’s Plaza and 1333 Broadway. Also reflects the adjustment to minority interest due to holders of operating partnership units based on the pro forma net income change and the additional operating partnerships units issued in the Concord Airport Plaza Properties acquisition.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRENTISS PROPERTIES TRUST

Date: October 21, 2005	/s/ Scott W. Fordham

Scott W. Fordham
Senior Vice President and
Chief Accounting Officer